Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”) dated as of December 14, 2017, by and among 99 Cents Only Stores LLC, a California limited liability company (the “Issuer”), 99 Cents Only Stores Texas, Inc., a Delaware corporation (the “Guarantor”), and Wilmington Trust, National Association, as trustee (the “Trustee”), under the Indenture dated as of December 29, 2011, as supplemented as of January 13, 2012 (the “Indenture”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Issuer (as successor to Number Merger Sub, Inc.), the Guarantor and the Trustee have heretofore executed and delivered the Indenture providing for the issuance by the Issuer of the 11% Senior Notes due 2019 (the “Notes”);

WHEREAS, the Company has solicited consents from the Holders of the Notes to certain proposed amendments to the Indenture, in accordance with the terms and conditions of an Amended and Restated Confidential Offering Memorandum and Consent Solicitation Statement, dated November 22, 2017 (the “Statement”);

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, the Issuer, the Guarantor and the Trustee may amend or supplement the Indenture and the Notes in accordance with such Section 9.02;

WHEREAS, the Issuer has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) copies of resolutions of the Board of Directors of the Issuer authorizing the execution of this Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph, and (iii) the Officer’s Certificate and the Opinion of Counsel described in Section 12.04 and 12.05 of the Indenture; and

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

AMENDMENTS

SECTION 1.01.  Deletion of Provisions.  The Indenture is hereby amended to delete the following sections in their entirety and, in the case of each such section, insert in lieu thereof the phrase “[Intentionally Omitted]” and any and all references thereto, and any and all obligations thereunder and any events of default related thereto are hereby deleted throughout the Indenture and such sections and references shall be of no further force or effect.

(a)                                 Section 4.03 entitled “Reports and Other Information.”

(b)                                 Section 4.04 entitled “Compliance Certificate.”

(c)                                  Section 4.07 entitled “Limitation on Restricted Payments.”

(d)                                 Section 4.08 entitled “Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

(e)                                  Section 4.09 entitled “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

(f)                                   Section 4.10 entitled “Asset Sales.”

(g)                                  Section 4.11 entitled “Transactions with Affiliates.”

(h)                                 Section 4.12 entitled “Liens.”

(i)                                     Section 4.13 entitled “Corporate Existence.”

(j)                                    Section 4.14 entitled “Offer to Repurchase Upon Change of Control.”

(k)                                 Section 4.15 entitled “Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.”

(l)                                     Clauses (3) and (4) of Section 5.01(a) entitled “Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

(m)                             Clauses (3), (4), (5), (6) and (7) of Section 6.01 entitled “Events of Default.”

(n)                                 Section 9.07 entitled “Payment for Consent.”

(o)                                 Section 10.03 entitled “Execution and Delivery.”

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01.  Effective Date of this Supplemental Indenture.  This Supplemental Indenture shall be executed, delivered and effective as of the date first written above.

SECTION 2.02.  Reference to and Effect on the Indenture.  On and after the effective date, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” (and all references to the Indenture in any other agreements, documents or instruments) shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires.  The Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.  Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 2.03.  Governing Law.  Section 12.08 of the Indenture shall apply to this Supplemental Indenture.

SECTION 2.04.  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 2.05.  Severability.  In case any provision in this Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 2.06.  Successors. All agreements of the Issuer or the Guarantor in this Supplemental Indenture and the Notes will bind their respective successors.  All agreements of the Trustee in this Supplemental Indenture and the Notes will bind their respective successors.

SECTION 2.08.  Trust Indenture Act Controls.  No modification of any provisions of the Indenture effected by this Supplemental Indenture is intended to eliminate or limit any provision of the Indenture that is required to be included therein by the Trust Indenture Act of 1939, as amended, as in force as of the effectiveness of this Supplemental Indenture.

SECTION 2.09.  Trustee Disclaimer; Trust.  The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.  The Trustee accepts the trust created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

SECTION 2.10.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

SECTION 2.11.  Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date hereof.

ISSUER:
99 CENTS ONLY STORES LLC

	By:	/s/ Felicia Thornton
Name: Felicia Thornton
Title: Chief Financial Officer

Guarantor:
99 CENTS ONLY STORES TEXAS, INC.

	By:	/s/ Felicia Thornton
Name: Felicia Thornton
Title: Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President